Exhibit 99.1

XL Fleet Announces Third Quarter 2022 Financial Results Following Recent Transformational Acquisition of Spruce Power

WIXOM, MI, November 9, 2022 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), is a leading owner and operator of distributed solar energy assets across the United States, offering subscription-based services to more than 51,000 customers and making renewable energy more accessible to everyone, today announced third quarter 2022 financial results. Results for the third quarter of 2022 reflect contribution from the Company’s XL Grid and Drivetrain businesses for the full three month period ended September 30, 2022, and partial-quarter contribution from Spruce Power for the period from September 9, 2022 through September 30, 2022.

Third Quarter 2022 and Recent Highlights

●	Completed transformational acquisition of Spruce Power, a leader in residential solar, on September 9, 2022
●	Reported total revenue of $8.4 million in 3Q22, including $5.1 million of partial-quarter contribution from Spruce Power
●	Exited 3Q22 with more than 51,000 customers; combined portfolio generated 134 million MWh of power in 3Q22
●	PV5 gross customer value of $821 million at the end of the third quarter of 2022
●	Exercised options to buy out remaining equity interests in six residential solar portfolios totaling $7.7 million
●	Exited the third quarter of 2022 with approximately $240 million of unrestricted cash and equivalents on hand
●	Progressing on exploration of strategic alternatives for XL Fleet’s legacy Drivetrain business
●	Announced name change to Spruce Power and NYSE ticker symbol change to SPRU effective November 14, 2022

Management Commentary & Outlook

“We were proud to have recently completed our transformational acquisition of Spruce Power, reflecting our company’s transition to a profitable leader in the fast-growing residential solar market,” said Eric Tech, Chief Executive Officer of XL Fleet. “We are in the final stages of our strategy to focus our company on delivering clean tech solutions to residential and small businesses, and are in advanced conversations with several interested parties related to the pursuit of strategic alternatives for XL Fleet’s legacy Drivetrain business. We expect to announce the outcome of this process in the coming weeks. With this final step, combined with our acquisition of a world-class business benefiting from the long-term structural growth in demand, we are confident in our ability to unlock the value of Spruce Power and its exciting growth trajectory.”

“Our team is more enthusiastic than ever about the opportunity to extend and accelerate the growth trajectory we’ve achieved to date,” said Christian Fong, President of XL Fleet and Chief Executive Officer of Spruce Power. “Our business performed well during the period, generating more than 134 million megawatt hours of power throughout the third quarter across our portfolio of more than 51,000 customers. Our business strategy as a third-party operator is uniquely positioned to deliver stability and strength across a range of macro environments.”

Mr. Fong continued, “Our differentiated M&A-driven growth strategy is better supported than ever with $240 million of cash on the balance sheet. Following the completion of our transaction with XL Fleet, our M&A team got right back to work, exercising to buy out the remaining equity interests in six residential solar portfolios for a total of approximately $7.7 million. While these transactions are smaller scale than our typical deals, these accretive buyouts are expected to drive unlevered IRRs of approximately 14%, which reflects returns we target and have achieved throughout our history. We continue to see strong upstream growth in customer installations, which represent potential future acquisitions for our M&A team.”

“Financial results for the third quarter of 2022 reflect approximately three weeks of contribution from Spruce Power following our acquisition completed on September 9, 2022,” said Don Klein, Chief Financial Officer of XL Fleet. “Spruce’s stable base of cash flows backed by long-term customer agreements continue to carry strong momentum into the end of 2022 and into next year. With $821 million of PV5 gross customer value exiting the third quarter, XL Fleet is well positioned to drive value for stakeholders over the near and long-term.”

Company Name Change to Spruce Power

On November 4, 2022, XL Fleet announced that that it will change its corporate name from XL Fleet Corp. to Spruce Power Holding Corporation, effective November 14, 2022. The Company will be known as Spruce Power. Additionally, the Company will change its New York Stock Exchange (“NYSE”) ticker symbol from “XL” to “SPRU” at the open of market trading on Monday, November 14, 2022. The Company’s common stock will continue to be listed on the NYSE and its CUSIP will change in connection with the name change.

Consolidated Financial Results

Revenue totaled $8.4 million in the third quarter of 2022 compared to $3.0 million in the second quarter of 2022 and $3.2 million in the third quarter of 2021.

Selling, general & administrative expenses for the third quarter of 2022 totaled $31.1 million, compared to $12.8 million in the second quarter of 2022 and $12.7 million in the third quarter of 2021. SG&A expenses for the third quarter of 2022 include approximately $2.6 million in legal fees related to previously disclosed class action complaints and Securities and Exchange Commission investigation and approximately $15 million of one-time transaction costs associated with the Spruce acquisition.

Adjusted EBITDA totaled ($1.8) million for the third quarter of 2022, compared to ($11.7) million for the second quarter of 2022 and ($14.3) million in the third quarter of 2021.

Net loss was $19.6 million for the third quarter of 2022, compared to net loss of $12.7 million in the second quarter of 2022 and net loss of $7.5 million in the third quarter of 2021. Adjusted net loss was $4.2 million for the third quarter of 2022, compared to adjusted net loss of $11.7 million in the second quarter of 2022 and adjusted net loss of $14.7 million in the third quarter of 2021. A reconciliation of net loss to adjusted net loss and adjusted EBITDA is set out in the tables below.

Segment Financial Results

Residential Solar: Revenues totaled $5.1 million for the third quarter of 2022, reflecting the three week period from September 9, 2022 through September 30, 2022. Segment loss was $1.2 million for the third quarter of 2022. PV5 gross customer value was $821 million at the end of the third quarter of 2022. Spruce Power exercised options to buy out the remaining equity interests in six residential solar portfolios for a total of approximately $7.7 million, of which, three occurred during November 2022.

Drivetrain: Revenues totaled $0.9 million for the third quarter of 2022, compared with $0.9 million in the second quarter of 2022 and $0.6 million in the third quarter of 2021. Segment loss was $3.6 million, compared with a segment loss of $3.4 million in the second quarter of 2022 and a segment loss of $4.9 million in the third quarter of 2021.

XL Grid: Revenues totaled $2.4 million for the third quarter of 2022, compared with $2.2 million in the second quarter of 2022 and $2.6 million for the third quarter of 2021. The slight sequential decrease in revenue for the third quarter of 2022 was primarily driven by project approval delays, material availability, and longer sales cycle times attributed to larger project mix. Segment loss was $0.5 million dollars, compared with a segment loss of $1.5 million in the second quarter of 2022 and a segment loss of $1.6 million in the third quarter of 2021.

Balance Sheet and Capital

Unrestricted cash and cash equivalents as of September 30, 2022 totaled $239.5 million, compared to $322.4 million as of June 30, 2022 Total debt outstanding as of September 30, 2022 was $517.2 million. XL Fleet had 144.4 million shares of Common Stock outstanding as of September 30, 2022. Cash used in operations for the third quarter of 2022 totaled $46 million reflecting the impact of transactions costs associated with the Spruce Power acquisition.

Third Quarter 2022 and Recent Operational & Business Updates

●	On November 4 2022, XL Fleet announced that it will change its corporate name to Spruce Power Holding Corporation, effective November 14, 2022. The Company will be known as Spruce Power. Additionally, the Company will change its NYSE ticker symbol from “XL” to “SPRU” at the open of market trading on Monday, November 14, 2022.

●	On September 12, 2022, XL Fleet announced the transformational acquisition of Spruce Power, the largest privately held owner and operator of residential rooftop solar systems in the U.S. at the time of the transaction, with more than 51,000 current customer subscribers. After paying the purchase price and related transaction fees and expenses, XL Fleet had approximately $240 million of unrestricted cash and cash equivalents.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its third quarter 2022 financial results today at 5:00 p.m. Eastern Time. The call can be accessed live over the telephone by dialing (877) 510-3772, or for international callers, (412) 902-0125 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of The Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the replay is 10169416. The replay will be available until August 23, 2022. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of The Company’s website at www.xlfleet.com.

About XL Fleet (to be called Spruce Power after November 14, 2022)

XL Fleet, which after November 14, 2022 will be known as Spruce Power, is a leading owner and operator of distributed solar energy assets across the United States. By offering subscription-based services to more than 51,000 customers, Spruce is able to make renewable energy more accessible to everyone. For additional information, please visit www.sprucepower.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to: expectations regarding the growth of the solar industry, home electrification, electric vehicles and distributed energy resources; the ability to successfully integrate the Spruce Power acquisition; the ability of XL Fleet to implement its plans, forecasts and other expectations with respect to Spruce Power’s business and realize the expected benefits of the acquisition; the ability to identify and complete future acquisitions; the ability to develop and market new products and services; the effects of pending and future legislation; the highly competitive nature of the Company’s business and markets; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports certain non-GAAP financial information which have been reconciled to the nearest GAAP measures in the tables within this press release. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Earnings (loss) Before Interest, Income Taxes, Depreciation, and Amortization (“EBITDA”): We define EBITDA as our consolidated net income (loss) and adding interest expense, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information to the performance of our business and therefore we use it to supplement our GAAP reporting. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results.

Adjusted EBITDA and Adjusted Net Income (Loss): We believe that adjusted EBITDA and Adjusted Net Income (loss), which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year to year results, and is representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Spruce Power Customers

Spruce Power’s customers have ongoing PPA and Lease contracts which include solar system servicing with the Company. The number of customers may be periodically adjusted to account for new acquisitions of residential solar portfolios as well as customers electing to prepay or buyout their PPA and Lease Contracts. In addition to the Company’s approximately 51,000 customers as of September 30, 2022, the Company also services nearly 27,000 third-party owned residential solar systems as well as over 10,000 third-party loans.

Subscriber Value Metrics

●	Gross Total Subscriber Value reflects the remaining projected net cash flows from current customers discounted at 5% (“PV5”)

●	Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of September 30, 2022
Gross Contracted Subscriber Value(1)	$550
Gross Renewal Subscriber Value(2)	253
Uncontracted Renewable Energy Credits(3)	18
Gross Total Subscriber Value(4)	$821

(1)	Gross Contracted Subscriber Value represents the present value of the remaining net cash flows discounted at 5% during the initial term of the company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 5% that the company expects to receive from subscribers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third party project equity investors. The calculation includes cash flows the company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2)	Gross Renewal Subscriber Value is the forecasted net present value the company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for subscribers as of the measurement date. The company calculates the Gross Renewal Subscriber Value amount at the expiration of the initial contract term assuming either a system purchase or a renewal and a 30-year customer relationship (although the customer may renew for additional years, or purchase the system), at a contract rate equal to 90% of the customer’s contractual rate in effect at the end of the initial contract term. After the initial contract term, a majority of the company’s customer agreements automatically renew on an annual basis and the rate is initially set at up to a 10% discount to then-prevailing utility power prices.

(3)	Uncontracted sales of solar renewable energy credits (RECs) based on forward market REC pricing curves, adjusted for liquidity discounts.

(4)	Gross Total Subscriber Value represents the sum of Gross Contracted Subscriber Value, Gross Renewal Subscriber Value and Uncontracted Renewable Energy Credits.

Investor Contact:

investors@sprucepower.com

Media Contact:

PR@sprucepower.com

XL Fleet Corp.

Unaudited Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2022 and September 30, 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share amounts)	2022	2021	2022	2021
Revenues	8,360	3,200	16,133	7,569
Cost of revenues	2,701	2,510	10,342	6,633
Gross loss	5,659	690	5,791	936
Operating expenses:
Research and development	2,348	3,217	7,741	7,438
Selling, general, and administrative expenses	31,319	12,742	55,778	31,522
Impairment of goodwill	-	-	8,606	-
Loss from operations	(28,008)	(15,269)	(66,334)	(38,024)
Other (income) expense:
Interest expense, net	2,122	14	2,141	35
Gain on extinguishment of debt	-	-	(4,527)	-
Loss on asset disposal	771	24	755	45
Change in fair value of obligation to issue shares of common stock	(42)	(532)	(540)	(18)
Change in fair value of warrant liability	(646)	(7,229)	(5,146)	(81,960)
Change in fair value of interest rate swaps	(8,533)	-	(8,533)	-
Other Income	(94)	(15)	(123)	(40)
Net (Loss) Income	(21,586)	(7,531)	(50,361)	43,914
Net (Loss) Income Attributable to Non-Controlling Interests	419	-	419	-
Net (Loss) Income Attributable to XL Fleet	$(22,005)	$(7,531)	$(50,780)	$43,914
Net (loss) income attributable to XL Fleet per share, basic	$(0.15)	$(0.05)	$(0.36)	$0.32
Net (loss) income attributable to XL Fleet per share, diluted	$(0.15)	$(0.05)	$(0.36)	$0.30
Weighted-average shares outstanding, basic	142,895,483	139,392,170	142,142,971	138,082,355
Weighted-average shares outstanding, diluted	142,895,483	139,392,170	142,142,971	148,469,108

XL Fleet Corp.

Segment Results

For the Three and Nine Months Ended September 30, 2022 and September 30, 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
As Reported
Residential Solar
Revenues	$5,080	$-	$5,080	$-
Loss from Operation	(1,190)	-	(1,190)	-
DriveTrain
Revenues	$858	$555	$2,264	$2,512
Loss from Operation	(3,614)	(4,857)	(12,924)	(12,368)
XL Grid
Revenues	$2,422	$2,645	$8,789	$5,057
Loss from Operation	(484)	(1,648)	(3,378)	(2,137)
Corporate
Revenues	$-	$-	-	-
Loss from Operation	(22,720)	(8,764)	(48,841)	(23,519)

As Adjusted (1)
Residential Solar
Revenues	$5,080	$-	$5,080	$-
Loss from Operation	(742)	-	(742)	-
DriveTrain
Revenues	$858	$555	$2,264	$2,512
Loss from Operation	(3,614)	(4,857)	(11,203)	(12,368)
XL Grid
Revenues	$2,422	$2,645	$8,789	$5,057
Loss from Operation	(484)	(1,648)	(3,378)	(2,137)
Corporate
Revenues	$-	$-	$-	$-
Loss from Operation	(5,533)	(8,191)	(18,158)	(22,021)

(1)	As adjusted adjusts for the following one-time charges: Severance charges (including benefits) included in Corporate, Inventory charge for obsolete inventory included in DriveTrain, Goodwill impairment charge included in Corporate, Legal charges related to SEC investigation and shareholder lawsuits included in Corporate, Accreted contingent compensation obligation to sellers of World Energy included in Corporate, Accelerated amortization of right-of-use asset included in Corporate, Non-recurring acquisition expenses included in Corporate, Non-recurring acquisition expenses included in Residential Solar, Meter upgrade campaign costs included in Residential Solar, Other one-time costs included in Residential Solar.

XL Fleet Corp.

Reconciliation of Non-GAAP Financial Measures

For the Three and Nine Months Ended September 30, 2022 and September 30, 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
Net (Loss) Income Attributable to XL Fleet	$(22,005)	$(7,531)	$(50,780)	$43,914
Interest Expense, net	2,122	14	2,141	35
Impairment of Goodwill	-	-	8,606	-
Depreciation and Amortization	1,707	473	2,911	1,074
EBITDA	(18,176)	(7,044)	(37,122)	45,023
Gain on extinguishment of debt	-	-	(4,527)	-
Restructuring charges (1)	-	-	2,898
Severance charges related to former President and Chief Financial Officer (2)	-	-	705	-
Legal charges related to SEC investigation and shareholder lawsuits	2,632	-	5,744
Accreted contingent compensation obligation to sellers of World Energy	(9)	573	(113)	1,000
Change in fair value of obligation to issue shares of common stock	(42)	(532)	(540)	(18)
Loss on disposal of assets	771	24	755	45
Change in fair value of interest rate swaps	(8,533)	-	(8,533)	-
Change in fair value warrant liabilities	(646)	(7,229)	(5,146)	(81,960)
Other one-time costs	116	-	116	-
Meter upgrade campaign	180	-	180	-
Non-recurring acquisition expenses (3)	14,716	-	14,716	498
Adjusted EBITDA	$(8,991)	$(14,208)	$(30,867)	$(35,412)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2022	2021	2022	2021
Reconciliation of Net (Loss) Income to Adjusted Net Loss
Net (Loss) Income Attributable to XL Fleet	$(22,005)	$(7,531)	$(50,780)	$43,914
Gain on extinguishment of debt	-	-	(4,527)	-
Impairment of goodwill	-	-	8,606	-
Restructuring charges (1)	-	-	2,898	-
Severance charges related to former President and Chief Financial Officer (2)	-	-	705	-
Legal charges related to SEC investigation and shareholder lawsuits	2,632	-	5,744	-
Accreted contingent compensation obligation to sellers of World Energy	(9)	573	(113)	1,000
Change in fair value of obligation to issue shares of common stock	(42)	(532)	(565)	(18)
Loss on disposal of assets	771	24	755	45
Change in fair value of interest rate swaps	(8,533)	-	(8,533)	-
Change in fair value warrant liabilities	(646)	(7,229)	(5,146)	(81,960)
Other one-time costs	116	-	116	-
Meter upgrade campaign	180	-	180	-
Non-recurring acquisition expenses (3)	14,716	-	14,716	498
Adjusted Net Loss Attributable to XL Fleet	$(12,820)	$(14,695)	$(35,944)	$(36,521)

(1)	Amount for the nine months ended September 30, 2022 consists of (i) severance charges (including benefits) of $840 relating to the termination of 51 employees relating to the restructuring of the business; (ii) an inventory obsolescence charge of $1,721 relating to the Company’s decision to discontinue the production and sale of certain vehicle kits; and (iii) $337 of accelerated amortization of the right of use asset relating to the Company’s Quincy, IL facility that it plans to close as of May 31, 2022.

(2)	Amount consists of severance charges incurred with the departure of the former president of $479 in March 2022 and the departure of the former Chief Financial Officer of $226 in January 2022.

(3)	Amounts for three and nine months ended September 30, 2022 consists of one-time expense related to the acquisition of Spruce Power while the amount for the nine months ended September 30, 2021 consists of one-time expenses related to the acquisition of World Energy in May of 2021.

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2022 and December 31, 2021

	September 30,	December 31,
(In thousands, except share and per share amounts)	2022	2021
Assets
Current assets:
Cash and cash equivalents	$239,512	$351,676
Restricted cash	32,122	150
Accounts receivable	17,159	6,477
Inventory, net	14,101	15,262
Interest rate swap agreements, current	7,229	-
Prepaid expenses and other current assets	5,674	1,040
Total current assets	315,797	374,605
Solar systems, net	404,380	-
Property and equipment, net	1,655	3,495
Intangible assets, net	1,061	1,863
Right-of-use asset	7,635	4,564
Goodwill	158,636	8,606
Interest rate swap agreements, noncurrent	28,001	-
Other assets	466	88
Total assets	$917,631	$393,221
Liabilities, non-controlling interests, and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	$25,340	$78
Accounts payable	6,806	3,799
Lease liability, current	1,462	900
Accrued expenses and other current liabilities	25,101	11,856
Total current liabilities	58,709	16,633
Long-term debt, net of current portion	485,030	21
Deferred revenue	1,458	691
Lease liability, non-current	7,003	3,599
Warrant liabilities	259	5,405
Contingent consideration	73	541
New market tax credit obligation	-	4,521
Other liabilities	10	-
Total liabilities	552,542	31,411

Redeemable non-controlling interests	38,900	-

Stockholders’ equity
Common stock, $0.0001 par value; 350,000,000 shares authorized at September 30, 2022 and December 31, 2021; 143,863,062 and 140,540,671 issued and outstanding at September 30, 2022 and December 31, 2021, respectively.	14	14
Additional paid-in capital	464,042	461,207
Non-controlling interests	12,324	-
Accumulated deficit	(150,191)	(99,411)
Total stockholders’ equity	326,189	361,810
Total liabilities, noncontrolling interests and stockholders’ equity	$917,631	$393,221